EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS
Full-Year Revenue Grows 10%
Excluding Non-Recurring Gains, EPS from Continuing Operations Grows 23%
Cleveland, Ohio (February 12, 2009) — CBIZ, Inc. (NYSE: CBZ) today announced fourth-quarter and full-year results for the year ended December 31, 2008.
CBIZ reported revenue of $163.6 million for the fourth quarter ended December 31, 2008, an increase of 5.7% over the $154.8 million reported for the fourth quarter of 2007. Same-unit revenue for the quarter increased by 3.9% and newly acquired businesses, net of divestitures, contributed $2.8 million to revenue growth. Net income from continuing operations was $3.8 million, or $0.06 per diluted share for the fourth quarter 2008. The Company reported net income from continuing operations of $8.0 million or $0.12 per diluted share for the fourth quarter of 2007, which includes a non-recurring gain of $4.6 million or $0.07 per diluted share related to the sale of a long-term investment.
For the year ended December 31, 2008, CBIZ reported revenue of $704.3 million, an increase of 10.0% over the $640.3 million reported for 2007. Same-unit revenue for the year increased by 5.1% and newly acquired businesses, net of divestitures, contributed $31.5 million to revenue growth. Net income from continuing operations for 2008 was $33.3 million, or $0.53 per diluted share, compared with $33.1 million, or $0.50 per diluted share for 2007. Excluding the impact of the long-term investment that was sold in the fourth quarter of 2007, net income from continuing operations was $32.9 million or $0.53 per diluted share for 2008 compared to $28.5 million or $0.43 per diluted share for 2007.
During 2008, CBIZ purchased a total of 4.8 million shares of its common stock at a total cost of $41.1 million, including 427 thousand shares in the fourth quarter. The Company has had a 10(b) 5-1 plan in place and has purchased an additional 610 thousand shares since December 31, 2008.
During the fourth quarter of 2008, the Company announced that it completed two acquisitions which will create a significant presence in the New York and Boston markets for its Financial Services business segment. The Company also previously announced that it increased its bank credit facility from $150.0 million, to $214.0 million during the fourth quarter of 2008. The bank credit facility, which expires in November 2012, carried an outstanding balance of $125.0 million at December 31, 2008.
Steven Gerard, CBIZ Chairman and Chief Executive Officer stated, “This represents the seventh consecutive year that CBIZ has been able to record annual growth in earnings per share from continuing operations in excess of 20%, excluding the non-recurring gain we previously announced. The additions of Mahoney Cohen in New York and Tofias in Boston, along with the other acquisitions we announced during 2008, provide us an even stronger geographical presence enabling us to better grow and serve our clients. We continue to maintain a very strong balance sheet and strong and growing cash flow with the capital available to continue our accretive acquisition and share repurchase programs.
“As we enter 2009, CBIZ continues to carefully manage expenses and properly position our Company for whatever economic environment may exist. The strength of CBIZ continues to be the quality of our professional staff, our ability to serve a large and diverse client base with recurring services, and to retain our client relationships over a long period of time,” concluded Mr. Gerard.
Outlook for 2009
In 2009, CBIZ expects to grow revenue a minimum of 10% to 15%, and expects to improve earnings per share from continuing operations within a range of 10% to 15% over the $0.53 per diluted share reported for 2008, excluding the impact of APB 14-1. Cash flow is expected to remain strong, and CBIZ expects EBITDA of approximately $95.0 million in 2009.
In 2009, CBIZ will implement APB 14-1, which will impact the reporting of interest expense on its $100 million Subordinated Convertible Notes. This will result in a non-cash charge that is expected to increase reported interest expense by approximately $3.8 million, or $0.04 per diluted share. Upon implementation of APB 14-1, CBIZ will also restate 2008 and prior years’ results to include additional interest expense. The impact in 2008 is expected to be approximately $3.5 million, or $0.04 per diluted share.
CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts wishing to participate in the conference call may dial 1-800-640-9765 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-413-4837. A replay of the call will be available starting at 1:00 p.m. (ET) February 12 through midnight (ET), February 20, 2009. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 23750241. A replay of the webcast will also be available on the Company’s web site at www.cbiz.com.
CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and technology. As the largest benefits specialist, one of the largest accounting, valuation and medical practice management companies in the United States, CBIZ provides its clients with financial services which include accounting and tax, internal audit, merger and acquisition advisory, and valuation. Employee services include group benefits, property and casualty insurance, payroll, HR consulting and wealth management. CBIZ also provides information technology, hardware and software solutions, healthcare consulting and medical practice management. These services are provided through more than 140 Company offices in 36 states.
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2008	%	2007 (1)%

Revenue	$163,550	100.0%	$154,779	100.0%

Operating expenses	146,171	89.4%	141,454	91.4%

Gross margin	17,379	10.6%	13,325	8.6%

Corporate general and administrative expenses	6,378	3.9%	6,229	4.0%

Operating income	11,001	6.7%	7,096	4.6%

Other income (expense):
Interest expense .	(1,833)	-1.1%	(1,513)	-1.0%
Gain on sale of operations, net	275	0.2%	19	0.0%
Other income (expense), net (2) (3)	(3,582)	-2.2%	7,261	4.7%

Total other income (expense), net	(5,140)	-3.1%	5,767	3.7%

Income from continuing operations before income tax expense	5,861	3.6%	12,863	8.3%

Income tax expense	2,104		4,879

Income from continuing operations	3,757	2.3%	7,984	5.2%

Loss from operations of discontinued businesses, net of tax	(224)		(1,053)
Gain (loss) on disposal of discontinued businesses, net of tax	40		(831)

Net income	$3,573	2.2%	$6,100	3.9%

Diluted earnings (loss) per share:
Continuing operations	$0.06		$0.12
Discontinued operations	—		(0.03)

Net income	$0.06		$0.09

Diluted weighted average common shares outstanding	61,765		65,607

Other data from continuing operations:
EBIT (4)	$6,623		$7,098
EBITDA (4)	$10,388		$10,621
Diluted earnings per share before one-time gain (5)	$0.05		$0.05

(1)	Certain amounts in the 2007 financial data have been reclassified to conform to the current year presentation.

(2)	Includes net losses of $3,755 and $560 for the three months ended December 31, 2008 and 2007, respectively, attributable to assets held in the Company’s deferred compensation plan. These net losses do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	Other income (expense), net for the three months ended December 31, 2008 and 2007 includes gains of $796 and $7,259, respectively, related to the sale of a long-term investment. Other income (expense), net for the three months ended December 31, 2008 also includes an impairment charge of $870 related to the Company’s investment in an Auction Rate Security.

(4)	EBIT represents income from continuing operations before income taxes, interest expense, gain on the sale of operations and gains related to the sale of a long-term investment described in Note (3). EBITDA represents EBIT before depreciation and amortization expense of $3,765 and $3,523 for the three months ended December 31, 2008 and 2007, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

(5)	Amount excludes gains related to the sale of a long-term investment described in Note (3), and was computed by subtracting net of tax gains of $493 and $4,574 for the three months ended December 31, 2008 and 2007, respectively, from “income from continuing operations” and dividing by diluted weighted average common shares outstanding for the respective period. These gains are non-recurring and thus the Company believes this presentation is more comparable with historical operating results. This amount should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED
	DECEMBER 31,
	2008	%	2007 (1)%

Revenue	$704,263	100.0%	$640,315	100.0%

Operating expenses	607,573	86.3%	560,168	87.5%

Gross margin	96,690	13.7%	80,147	12.5%

Corporate general and administrative expenses	28,691	4.0%	29,462	4.6%

Operating income	67,999	9.7%	50,685	7.9%

Other income (expense):
Interest expense	(7,242)	-1.0%	(5,763)	-0.9%
Gain on sale of operations, net	745	0.1%	144	0.0%
Other income (expense), net (2) (3)	(7,612)	-1.1%	10,589	1.7%

Total other income (expense), net	(14,109)	-2.0%	4,970	0.8%

Income from continuing operations before income tax expense	53,890	7.7%	55,655	8.7%

Income tax expense	20,546		22,510

Income from continuing operations	33,344	4.7%	33,145	5.2%

Loss from operations of discontinued businesses, net of tax	(474)		(2,187)
Gain (loss) on disposal of discontinued businesses, net of tax	(268)		3,882

Net income	$32,602	4.6%	$34,840	5.4%

Diluted earnings (loss) per share:
Continuing operations	$0.53		$0.50
Discontinued operations	(0.01)		0.03

Net income	$0.52		$0.53

Diluted weighted average common shares outstanding	62,572		66,356

Other data from continuing operations:
EBIT (4)	$59,591		$54,015
EBITDA (4)	$74,702		$67,550
Diluted earnings per share before one-time gain (5)	$0.53		$0.43

(1)	Certain amounts in the 2007 financial data have been reclassified to conform to the current year presentation.

(2)	Includes a net loss of $7,572 and a net gain of $1,325 for the twelve months ended December 31, 2008 and 2007, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains and losses do not impact the Company’s “income from continuing operations before income tax expense” as they are directly offset by compensation to the Plan participants. Compensation is included in “operating expenses” and “corporate general and administrative expenses.”

(3)	Other income (expense), net for the twelve months ended December 31, 2008 and 2007 includes gains of $796 and $7,259, respectively, related to the sale of a long-term investment. Other income (expense), net for the twelve months ended December 31, 2008 also includes an impairment charge of $2,251 related to the Company’s investment in an Auction Rate Security.

(4)	EBIT represents income from continuing operations before income taxes, interest expense, gain on the sale of operations and gains related to the sale of a long-term investment described in Note (3). EBITDA represents EBIT before depreciation and amortization expense of $15,111 and $13,535 for the twelve months ended December 31, 2008 and 2007, respectively. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

(5)	Amount excludes gains related to the sale of a long-term investment described in Note (3), and was computed by subtracting net of tax gains of $493 and $4,574 for the twelve months ended December 31, 2008 and 2007, respectively, from “income from continuing operations” and dividing by diluted weighted average common shares outstanding for the respective period. These gains are non-recurring and thus the Company believes this presentation is more comparable with historical operating results. This amount should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(In thousands, except percentages and ratios)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2008	2007 (1)	2008	2007 (1)
Revenue
Financial Services	$67,570	$62,679	$312,122	$289,324
Employee Services	43,358	42,495	182,433	172,711
Medical Management Professionals	40,940	38,709	164,950	132,853
National Practices	11,682	10,896	44,758	45,427

Total	$163,550	$154,779	$704,263	$640,315

Gross margin
Financial Services	$3,986	$1,645	$46,682	$40,323
Employee Services	6,608	7,457	30,961	31,878
Medical Management Professionals	5,843	4,986	21,555	16,877
National Practices	526	966	2,358	4,180
Operating expenses — unallocated (2)	416	(1,729)	(4,866)	(13,111)

Total	$17,379	$13,325	$96,690	$80,147

SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31,	DECEMBER 31,
	2008 (5)	2007 (1)
Cash and cash equivalents	$9,672	$12,144
Restricted cash	$15,786	$15,402
Accounts receivable, net	$130,824	$115,333
Current assets before funds held for clients	$178,565	$161,681
Funds held for clients — current and non-current	$113,121	$88,048
Goodwill and other intangible assets, net	$350,001	$268,388

Total assets	$702,563	$577,992

Current liabilities before client fund obligations	$90,134	$95,605
Client fund obligations	$116,638	$88,048
Convertible notes	$100,000	$100,000
Bank debt	$125,000	$30,000

Total liabilities	$467,047	$351,546

Treasury stock	$(256,295)	$(214,883)

Total stockholders’ equity	$235,516	$226,446

Debt to equity (3)	95.5%	57.4%
Days sales outstanding (DSO) — continuing operations (4)	67	65

Shares outstanding	62,472	64,637

Basic weighted average common shares outstanding	61,839	65,061

Diluted weighted average common shares outstanding	62,572	66,356

(1)	Certain amounts in the 2007 financial data have been reclassified to conform to the current year presentation.

(2)	Represents operating expenses not directly allocated to individual business units, including gains or losses attributable to assets held in the Company’s deferred compensation plan, stock based compensation, consolidation and integration charges and certain advertising expenses.

(3)	Ratio is convertible notes and bank debt divided by total stockholders’ equity.

(4)	DSO is provided for continuing operations and represent accounts receivable (before the allowance for doubtful accounts) and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The calculation of DSO for the twelve months ended December 31, 2008 excludes accounts receivable and unbilled revenue for the two businesses that were acquired on December 31, 2008. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

(5)	Balance sheet line items for 2008 may change once the closing balance sheets for the businesses acquired on December 31, 2008 are finalized. Changes, if any, are not expected to be significant.
6050 Oak Tree Boulevard, South • Suite 500 • Cleveland, OH 44131 • Phone (216) 447-9000 • Fax (216) 447-9007